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INGRAM MICRO INC. SUBSIDIARIES AS OF MARCH 16, 1999
                                                                  EXHIBIT  21.01


SUBSIDIARY/AFFILIATE                                                                JURISDICTION
--------------------                                                                ------------
1)     Ingram Export Company Ltd.                                                   Barbados
2)     Ingram Micro Inc.                                                            Canada
3)     CD Access Inc.                                                               Iowa
4)     Ingram Micro Delaware Inc.                                                   Delaware
a)       Ingram Micro L.P.(1)                                                       Tennessee
b)       Ingram Micro Texas L.P.(2)                                                 Texas
c)       Ingram Micro CLBT(3)                                                       Pennsylvania
5)     Ingram Micro Management Company                                              California
6)     Ingram Dicom S.A. de C.V.                                                    Mexico
       a)     Export Services Inc.                                                  California
7)     Ingram European Coordination Center S.A./N.V.                                Belgium
8)     Ingram Micro S.A.R.L.                                                        France
       a)     Ingram Micro Purchasing S.A.R.L.                                      France
9)     Ingram Micro N.V.                                                            Belgium
10)    Ingram Micro B.V.                                                            The Netherlands
       a)     Micro Communication Services B.V.                                     The Netherlands
       b)     Bright Communications B.V.                                            The Netherlands
       c)     Ingram Micro Frameworks B.V.                                          The Netherlands
       d)     Ingram Micro Purchasing B.V.                                          The Netherlands
11)    Ingram Micro S.p.A.(4)                                                       Italy
12)    Ingram Micro Holdings GmbH(5)                                                Germany
       a)     Ingram Micro Deutschland GmbH                                         Germany
              i)    Ingram Micro GmbH Zweigniederlassung Oesterriech                Austria
       b)     J & W Computer GmbH                                                   Germany
       d)     Ingram Micro Europe GmbH                                              Germany
              i)    Ingram Micro Management GmbH                                    Germany
              ii)   Ingram Micro Development GmbH                                   Germany
                    (1)    Macrotron AG (95%)(6)                                    Germany
                           (a)   Macrotron Distribution GmbH                        Germany
                                 (i)    Macrotron Computer Manufacturing            Germany
                           (b)   Macrotron Systems GmbH                             Germany
                                 (i)    Macrotron (UK) Ltd.                         England
                                 (ii)   Macrotron Process Technologies (51%)        Germany
                                 (iii)  Macrotron CAD-CAM Systems                   Germany
                           (c)   Macrokom (90%)                                     Germany
                           (d)   Future Software (90%)                              Germany
                           (e)   Compu-Shack                                        Germany
                                 (i)    Compu-Shack Praha                           Czechoslovakia
                                 (ii)   Walton Networking (34.4%)                   Hungary
                                 (iii)  Compushack Distribution                     Germany
                                 (iv)   Compushack Production                       Germany
                                 (v)    Allied Technology (66.6%)                   California
                           (f)   Ingram Macrotron AG                                Switzerland
                           (g)   Ingram Macrotron Ges.m.b.H                         Austria
              iii)  Ingram Micro Germany Verwaltungs GmbH                           Germany
13)    Ingram Micro Acquisition GmbH                                                Germany



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
SUBSIDIARY/AFFILIATE                                                                JURISDICTION
--------------------                                                                ------------
14)    Ingram Micro Holdings Limited                                                United Kingdom
       a)     Ingram Micro (UK) Limited                                             United Kingdom
       b)     Metrocom Computer Systems Limited(7)                                  United Kingdom
       c)     Document Technology Limited(7)                                        United Kingdom
       d)     Software Limited(7)                                                   United Kingdom
       e)     Ingram Micro Finance Center of Excellence Ltd.                        United Kingdom
       f)     Ingram Micro Purchasing Ltd.                                          United Kingdom
15)    Ingram Micro Singapore Inc.                                                  California
       a)     Ingram Micro Hong Kong Ltd.(7)                                        Hong Kong
       b)     Electronic Resources Limited(8)                                       Singapore
              i)    Eltee Electronics Pte Ltd                                       Singapore
              ii)   Electronic Resources Systems Pte Ltd.                           Singapore
              iii)  Erijaya Pte Ltd (60%)                                           Singapore
              iv)   Megawave Pte Ltd (60%)                                          Singapore
              v)    ERI Pte Ltd (51%)                                               Singapore
                    (1)    ER Gulf Fze                                              United Arab Emirates
              vi)   ERIM Pte Ltd                                                    Singapore
                    (1)    ERIM Malaysia Sdn Bhd                                    Malaysia
              vii)  ER Indo-China Pte Ltd (60%)                                     Singapore
              viii) ER (Malaysia) Sdn Bhd                                           Malaysia
              ix)   L.T. Electronics (Malaysisa) Sdn Bhd                            Malaysia
              x)    Electronic Resources (Thailand) Limited                         Thailand
                    (1)    ER (Thailand) Company Limited (55%)                      Thailand
              xi)   Electronic Resources Australia Pty Limited                      Australia
                    (1)    Electronic Resources Australia (Vic) Pty Ltd.            Australia
                    (2)    Electronic Resources Australia (Qld) Pty Ltd. (76%)      Australia
              xii)  Electronic Resources (N.Z.) Limited (70%)                       New Zealand
              xiii) Electronic Resources HK Limited                                 Hong Kong
                    (1)    Chinman Electronics Limited (51%)(9)                     Hong Kong
                    (2)    Electronic Resources China Limited (51%)(9)              Hong Kong
                    (3)    Xin Jia Electronic Resources International Trading
                           (Shanghai) Co., Ltd.                                     China
              xiv)  Electronic Resources India Limited (51%)                        India
              xv)   Electronics Resources Pakistan Pte Ltd.                         Singapore
16)    Ingram Micro Japan Inc.                                                      Delaware
17)    Ingram Micro S.A.                                                            Spain
18)    Ingram Micro AB                                                              Sweden
       a)     Ingram Micro A/S                                                      Denmark
       b)     Ingram Micro A.S.                                                     Norway
       c)     Ingram Micro International OY(10)                                     Finland
19)    Ingram Micro Europe AG                                                       Switzerland
20)    IMI Washington Inc.                                                          Delaware
21)    Ingram Funding Inc.                                                          Delaware
22)    Ingram Micro CLBT Inc.                                                       Delaware
23)    Ingram Micro Latin America                                                   Cayman Islands
       a)     Ingram Micro Caribbean                                                Cayman Islands
       b)     Ingram Micro Chile                                                    Chile
       c)     Ingram Micro Holding Limitada                                         Brazil
              i)    Ingram Micro do Brazil Limitada                                 Brazil
       d)     Ingram Micro Peru                                                     Peru
24)    RND, Inc.(10)                                                                Colorado
25)    Intelligent Advanced Systems, Inc.(10)                                       Delaware



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
SUBSIDIARY/AFFILIATE                                                                JURISDICTION
--------------------                                                                ------------
26)    Intelligent Distribution Services, Inc.(10)                                  Delaware
27)    Intelligent Express, Inc.(10)                                                Pennsylvania
28)    Intelligent SP, Inc.(10)                                                     Colorado
29)    Ingram Micro OY                                                              Finland
30)    Computek Enterprises (U.S.A.) Inc.(10)                                       Florida
31)    Ingram Micro Compania de Servicios S.A. de C.V.                              Mexico
32)    Ingram Micro Taiwan Inc.                                                     Delaware
33)    Ingram Micro Purchasing & Warehousing AB                                     Sweden
34)    Ingram Micro SB Holdings Inc.                                                Cayman Islands
       a)     Ingram Micro SB Inc.                                                  California
35)    Ingram Micro Logistics Inc.(11)                                              Cayman Islands
36)    Ingram Micro Texas LLC(12)                                                   Delaware

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(1)  Tennessee limited partnership, with Ingram Micro Inc. (Delaware) as general partner and Ingram Micro Delaware Inc. as limited partner.

(2) Texas limited partnership, with Ingram Micro Texas LLC (dba IMTX LLC) as general partner and Ingram Micro Delaware Inc. as limited partner.

(3)  Pennsylvania Business Trust, with Ingram Micro Delaware Inc. as trustee.

(4)  97% owned by Ingram Micro Inc. and 3% by Ingram Micro N.V.

(5) German limited partnership, with Ingram Micro Inc. (Delaware) as general partner and Ingram Micro Delaware Inc. as limited partner.

(6)  5% - average between common and preferred stock.

(7)  Under liquidation.

(8) Ingram Micro Singapore owns over 95% of the outstanding common shares on a fully diluted basis.

(9)  Remaining 49% is held by Electronic Resources Limited.

(10) Dormant.

(11) Ingram Micro Inc. (Delaware) owns 40,000,000 voting preferred shares and Ingram Micro SB Inc. owns 10,000,000 non-voting common shares.

(12) Single member limited liability company with Ingram Micro Inc. (Delaware) as its sole member, dba IMTX LLC in Texas.



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